UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016 (July 29, 2016)

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 W. Riverside Avenue, Suite 311 Spokane, Washington	99201
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.                                        Entry Into A Material Definitive Agreement.

On May 23, 2016, Mines Management, Inc., an Idaho corporation (the “Company”), Hecla Mining Company, a Delaware corporation (“Hecla”), and HL Idaho Corp., an Idaho corporation and a direct wholly-owned subsidiary of Hecla (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a direct wholly-owned subsidiary of Hecla. The Original Merger Agreement was amended on June 29, 2016 (as amended, the “Merger Agreement”).  On July 29, 2016, the Company, Hecla, and Merger Sub entered into Amendment No. 2 to Agreement and Plan of Merger (the “Merger Agreement Amendment”). The Merger Agreement Amendment provides the Company, Hecla, and Merger Sub additional time to meet certain closing conditions contemplated by the Merger Agreement by extending the August 15, 2016 deadline for consummating the Merger to September 30, 2016, thereby allowing the parties to continue to move forward with the transactions contemplated by the Merger Agreement.

Other than as expressly modified pursuant the Merger Agreement Amendment, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on May 27, 2016 and amended by Amendment No. 1 to Agreement and Plan of Merger, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on July 7, 2016, remains in full force and effect as originally executed. The foregoing description of the Merger Agreement Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement Amendment, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

On May 23, 2016, the Company, Newhi Inc., Montanore Minerals Corp., Montmin Resources Corp., and Montanore Minerals Wisconsin Corp., entered into a Term Loan and Security Agreement with Hecla, as lender (the “Term Loan Agreement”), which provides for a $2.3 million secured term loan facility (the “Term Facility”). On July 29, 2016, the Company, Newhi Inc., Montanore Minerals Corp., Montmin Resources Corp., Montanore Minerals Wisconsin Corp., and Hecla entered into Amendment No. 1 to the Term Loan and Security Agreement (the “Term Loan Agreement Amendment”). The Term Loan Agreement Amendment amends the Term Facility such that it matures on the earlier of September 30, 2016 and the date the Merger is completed.

Other than as expressly modified pursuant to the Term Loan Agreement Amendment, the Term Loan Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC by the Company on May 27, 2016, remains in full force and effect as originally executed on May 23, 2016. The foregoing description of the Term Loan Agreement Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Agreement Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Additional Information

In connection with the proposed transaction between the Company, Hecla and Merger Sub, Hecla filed with the SEC a registration statement on Form S-4, which includes a preliminary proxy statement/prospectus relating to the Company’s meeting of stockholders to be held to approve the Merger.  The Company will mail a definitive proxy statement/prospectus and related materials to its stockholders. The Company’s stockholders and other interested persons are advised to read, when available, the proxy statement/prospectus in connection with the Company’s solicitation of proxies for its special meeting of stockholders to be held to approve the Merger because the proxy statement/prospectus will contain important information about the Company and the proposed Merger. The proxy statement/prospectus will be mailed to the Company’s stockholders as of a record date to be established for voting on the Merger. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC by Hecla and Mines Management, without charge, once available, at the SEC’s Internet site at www.sec.gov or by directing a request to Hecla’s Investor Relations Department at Hecla Mining Company, Investor Relations, 1-800-HECLA91 (1-800-432-5291), hmc-info@hecla-mining.com or Mines Management’s Investor Relations, (509) 838-6050, info@minesmanagement.com.

Participants in the Solicitation

The Company, Hecla, and their respective directors and officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger described in the proxy statement/prospectus. A list of the names of Hecla’s directors and officers and a description of their interests in Hecla is contained in Hecla’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC, and will also be contained in the registration statement on Form S-4 (and the proxy statement/prospectus for the proposed Merger) for the special meetings when available. A list of the names of the directors and officers of the Company and a description of their interests in the Company will be contained in the registration statement on Form S-4 (and will be included in the proxy statement/prospectus for the proposed Merger) and the other relevant documents filed with the SEC.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated July 29, 2016, between Mines Management, Inc., Hecla Mining Company, and HL Idaho Corp.
10.1

Amendment No. 1 to the Term Loan and Security Agreement, dated as of July 29, 2016 between Mines Management, Inc., Montanore Minerals Corp., Montmin Resources Corp., Montanore Minerals Wisconsin Corp., Newhi, Inc., and Hecla Mining Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2016

Mines Management, Inc.

By:	/s/ Glenn M. Dobbs
Glenn M. Dobbs
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated July 29, 2016, between Mines Management, Inc., Hecla Mining Company, and HL Idaho Corp.
10.1

Amendment No. 1 to the Term Loan and Security Agreement, dated as of July 29, 2016 between Mines Management, Inc., Montanore Minerals Corp., Montmin Resources Corp., Montanore Minerals Wisconsin Corp., Newhi, Inc., and Hecla Mining Company.